Exhibit 23.2

NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP

Section 11(a) of the Securities Act of 1933 provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report for use in connection with the registration statement.

On April 16, 2002, National Rural Utilities Cooperative Finance Corporation ("CFC") dismissed Arthur Andersen LLP as its independent auditors. Prior to the date of this Form 10-K, the Arthur Andersen LLP partner responsible for the audit of the financial statements of CFC as of May 31, 2001 and for the year then ended resigned from Arthur Andersen LLP. As a result, after reasonable efforts, CFC has been unable to obtain Arthur Andersen LLP's written consent to the incorporation by reference into CFC's registration statements on Form S-3 Nos. 333-72558, 333-98523 and 333-84192 of Arthur Andersen LLP's audit report with respect to CFC's financial statements for the year ended May 31, 2001. Under these circumstances, Rule 437a under the Securities Act of 1933 permits CFC to file this Form 10-K, which is incorporated by reference into CFC's registration statements on Form S-3 Nos. 333-72558, 333-98523 and 333-84192 and deemed to be a new registration statement, without a written consent from Arthur Andersen LLP. However, as a result, Arthur Andersen LLP will not have any liability under Section 11(a) of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions of a material fact required to be stated therein. Accordingly, an investor would be unable to assert a claim against Arthur Andersen LLP under Section 11(a) of the Securities Act of 1933.